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LIST OF SUBSIDIARIES OF THE REGISTRANT


                                                                     EXHIBIT 8.1

                                                  Subsidiaries of the Registrant


                                              STATE OR OTHER
                                              JURISDICTION OF          NAMES UNDER WHICH
                                               INCORPORATION            SUCH SUBSIDIARY
         SUBSIDIARY                           OR ORGANIZATION            DOES BUSINESS
         ----------                           ---------------            -------------
         Luscar Coal Income Fund.......           Alberta                     n/a

         Luscar Coal Ltd. .............           Alberta                     n/a

         Luscar Ltd....................           Alberta                     n/a

         3718492 Canada Inc............           Canada                      n/a